UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

ENERGIZER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Registrant’s telephone number, including area code:   (416) 364-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Energizer Resources Inc., a Minnesota corporation.

Item 8.01 Other Events.

On November 22, 2013, Energizer Resources Inc., (the “Company”) issued a press release announcing its intention to offer up to C$8,000,000 of subscription receipts of the Company (the "Subscription Receipts"). In addition, the Company anticipates completing a non-brokered private placement on the same terms for gross proceeds of up to C$600,000 raising, if fully subscribed as to the brokered and non-brokered placements, an aggregate of C$8,600,000. Each Subscription Receipt will automatically entitle the holder to receive, without payment of additional consideration, one common share (“Common Share”) and one half of one warrant (each whole warrant, a “Warrant”) of the Company, upon satisfaction of certain conditions, including receipt of necessary shareholder and Toronto Stock Exchange (the “TSX”) approvals (the "Escrow Release Conditions"). Each Warrant will entitle the holder thereof to purchase one Common Share. Each Warrant will have a term of 18 months following the date of issue. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The above is neither an offer to sell nor a solicitation of an offer to buy any of the securities described, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated November 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2013	Energizer Resources Inc.

	By:	/s/ Peter Liabotis
Peter D. Liabotis
Chief Financial Officer